                                                                    EXHIBIT 10.1

                           PURCHASE AND SALE AGREEMENT

THIS  AGREEMENT  dated this 1st day of  October,  2002,  is  between  Burlington
Resources  Oil &  Gas Company LP, a Delaware  limited  partnership,  and The
Louisiana Land and Exploration  Company,  a Maryland  corporation  (collectively
"Seller"),  with  offices  at  5051  Westheimer,   Suite  1400,  Houston,  Texas
77056-2124,  and Nance Petroleum  Corporation,  a Montana corporation ("Buyer"), with offices at 550 N. 31st St., Suite 500, Billings, Montana 59101.

WHEREAS, Seller desires to sell, and Buyer desires to purchase, upon and subject to the terms and conditions hereinafter set forth, all of Seller's right, title, and interest in and to the following assets:

i.   The oil and gas leases, leasehold interests, royalty interests,  overriding royalty  interests,  rights and interests  attributable or allocable to the
     oil  and  gas  leases  or   leasehold   interests  by  virtue  of  pooling,
     unitization,  communitization,  and operating agreements, licenses, permits and other  agreements,  and other  properties  and  interests  described on
     Exhibit "A-1" (limited as to the interests,  lands and depths  indicated in the Exhibit) attached hereto  (collectively,  the "Leases"),  together with
     Seller's  right,  title and  interest  in and to the  property  and  rights incident thereto,  including, but not limited to, as of the Effective Time, rights  in,  to,  and  under  leases,  permits,  rights-of-way,  easements, licenses,  farmouts,  farmins,  options,  orders,  and other  contracts  or agreements of a similar nature in any way relating thereto;

ii.  The undivided  interests in and to all of the oil and gas wells,  saltwater disposal  wells and  injection  wells (the "Wells") as set forth in Exhibit
     "A-2" together with all hydrocarbons  produced from the Wells and Leases on and after the Effective Time and all of the equipment,  materials, fixtures and  improvements  on the  Leases  as of the  Effective  Time,  appurtenant thereto  or used or  obtained  in  connection  with the  Leases or with the production,  treatment,  sale or disposal of hydrocarbons or waste produced therefrom  or  attributable  thereto,  and  other  appurtenances  thereunto belonging (the "Equipment"); provided, however, Equipment shall not include leased equipment located on the Leases;

iii. The unitization, pooling, communitization and operating agreements, and the units created thereby which relate to the Leases or interests  described in
     Exhibit  "A-1" or which  relate to units or wells  located  on the  Leases, including  the units formed under  orders,  regulations,  rules,  and other official acts of the governmental  authority having jurisdiction,  together with any right, title, and interest created thereby in the Leases;

iv.  Gas purchase contracts, product purchase and sale agreements, gas gathering agreements  and gas  processing  agreements  related  to the Leases (to the extent the same are assignable); and

v.   Equipment leases and rental contracts  related to the Leases (to the extent the same are assignable).

Seller's  interests in these assets are herein  collectively  referred to as the
"Interests";  provided,  however,  the Interests shall not include, and there is excepted,  reserved and excluded from this  Agreement (x) the personal  property set forth in Exhibit "A-3" attached hereto, (y) the proprietary geophysical data described in the Data License Agreement  attached hereto as Exhibit "G", and (z)
all  mineral  fee  interests  owned  by  Seller   (collectively   the  "Excluded
Interests").

NOW, THEREFORE, in consideration of the above recitals and of the covenants and agreements herein contained, Seller and Buyer agree as follows:

1.   Purchase  and Sale.  Subject  to and upon all of the  terms and  conditions
     -------------------
     herein set forth, Seller shall sell, transfer,  assign, convey, and deliver the Interests to Buyer,  and Buyer shall  purchase,  receive,  pay for, and accept the Interests from Seller, effective July 1, 2002, 7 a.m. local time at the Leases (the "Effective Time").

2.   Purchase Price and Performance Deposit.
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     (a)  The purchase  price for the  Interests  shall be  SEVENTY-SIX  MILLION
          THREE HUNDRED FIFTY THOUSAND DOLLARS ($76,350,000) (the "Base Purchase
          Price"),  subject  to any  applicable  purchase  price  adjustment  as provided for herein.

     (b)  Buyer shall,  upon  execution of this  Agreement,  deliver to Seller a performance deposit of SEVEN MILLION SIX HUNDRED THIRTY-FIVE  THOUSAND
          DOLLARS  ($7,635,000)  (the  "Performance  Deposit") to assure Buyer's performance hereunder.  At Closing, the Performance Deposit shall be a
          Buyer's credit against the Base Purchase  Price.  If this Agreement is terminated  without a Closing,  then the Performance  Deposit shall be governed by the provisions of Section 26 hereof.

     (c)  Seller and Buyer agree that the Base Purchase Price shall be allocated
          among   the   Interests   (including   the   specifically    described
          non-producing  intervals  and  undeveloped  locations) as set forth on
          Exhibit  "B" for the purpose of (i)  establishing  a basis for certain taxes,  (ii) giving notices of value to the owners of any preferential rights to purchase the Interests, and (iii) determining the value of a
          Title Defect or an Environmental Defect (in accordance with Section 13
          (c) below) and handling  those  instances  in which the Base  Purchase
          Price is to be adjusted.

3.   Title Defects. As used herein, the term:
     --------------

     (a)  "Defensible  Title" shall mean,  as to the  Interests  (including  the specific non-producing  intervals and undeveloped locations identified in Exhibit  "B"),  such title  held by  Seller,  that,  subject to and except for Permitted Encumbrances (as hereinafter defined):

          (i)  Entitles  Seller  to  receive  not less  than  the  "Net  Revenue
               Interest"  as set  forth  in  Exhibit  "B" of all oil,  gas,  and associated liquid and gaseous hydrocarbons  produced,  saved, and
               marketed  from  the  Interests   (including   the   non-producing
               intervals and undeveloped  locations  specifically  identified in
               Exhibit "B");

          (ii) Obligates  Seller to bear  costs  and  expenses  relating  to the maintenance,  development,  and operation of all wells located on
               the  Interests   (including  the   non-producing   intervals  and
               undeveloped locations specifically  identified in Exhibit "B") in an amount not greater  than the "Working  Interest"  set forth in
               Exhibit "B"; and

          (iii)Is free and clear of any and all encumbrances, charges and liens.

     (b)  "Permitted Encumbrances" shall mean:

          (i)  Lessor's royalties,  overriding  royalties,  production payments, and reversionary  interests if the net cumulative  effect of such burdens  does not operate to reduce the Net  Revenue  Interest of any Interest  (including  non-producing  interval or  undeveloped locations  specifically  identified  in Exhibit "B") to less than the Net Revenue Interest set forth in Exhibit "B";

          (ii) Sales contracts covering oil, gas or associated liquid or gaseous hydrocarbons  provided such do not violate the representations of
               Seller;

          (iii)Preferential rights to purchase and required third party consents to assignments  and similar  agreements with respect to which (i)
               waivers or consents are obtained from the appropriate parties, or
               (ii)  required  notices  have been  given to the  holders of such rights and the appropriate  time period for asserting such rights has expired without an exercise of such rights;

          (iv) Liens for taxes or  assessments  not due or not delinquent on the
               Closing Date;

          (v)  All rights to consent by,  required  notices to, filings with, or other actions by  governmental  agencies in  connection  with the sale or conveyance of oil and gas leases or interests  therein or sale of production therefrom if the same are customarily obtained subsequent to such sale or conveyance;

          (vi) Easements,  rights-of-way,  servitudes,  permits, surface leases, and other rights in respect of surface  operations on or over any of the Interests  which do not operate to interfere  with current operations on the Interests;

          (vii)Liens  of  operators  relating  to  obligations  not  yet  due or pursuant to which  Seller is not in default,  and  materialmen's, mechanics',  repairmen's,  or  other  similar  liens  or  charges
               arising  in  the  ordinary  course  of  business   incidental  to
               construction,  maintenance or operation of the Interests that are not such as to interfere with the operation,  value or use of the
               Interests; and

          (viii) Any Title Defects waived by Buyer pursuant to the terms of this
                 Agreement.

     (c)  The Interests  shall be deemed to have a "Title  Defect" if Seller has
          less  than   Defensible   Title  to  the  Interests   (including   the
          non-producing   intervals  or   undeveloped   locations   specifically
          identified in Exhibit "B").

4.   Purchase Price Adjustments for Title Defects.  For purposes of this Section
     ---------------------------------------------
     4, the term  Interests  or Interest  shall also  include any  non-producing interval or undeveloped location specifically identified in Exhibit "B".

     (a)  Buyer may, by delivery of written notice to Seller of the existence of an alleged Title Defect,  request  reduction of the purchase price for the Interest affected.  The Title Defect notice shall clearly indicate the nature of the Title Defect,  the Interest to which it relates,  an explanation  of  the  Title  Defect  including  the  supporting  legal theories,  the allocated value of the Interest as to which all or some portion of which is  affected by the Title  Defect,  and the amount by which  Buyer  believes  the value of the  affected  Interest  has been reduced  because  of  the  Title  Defect,  with  the  computation  and information upon which Buyer's belief is based. In determining whether a portion of an Interest  contains a Title Defect, it is the intent of the  parties to  include,  when  possible,  only that  portion of such
          Interest  materially  and adversely  affected.  If the value  properly allocated to a Title Defect cannot be determined directly from Exhibit
          "B" because the Title Defect is included within,  but does not totally comprise, the Interest to which the allocated value relates, Buyer and
          Seller shall attempt,  where feasible,  to proportionately  reduce the allocated value in Exhibit "B".

     (b)  The Title  Defect  notice by Buyer shall be  delivered to Seller on or before  November 18, 2002.  In the event any such notice is not timely delivered,  all Title  Defects shall be deemed waived for all purposes and Buyer shall  thereafter have no right to claim Title Defects;  and in the event the Title Defect  notice is timely  delivered,  all Title
          Defects  not  claimed in such  notice  shall be deemed  waived for all purposes.  Seller  shall have the right,  but not the  obligation,  to attempt to cure any alleged  Title  Defect  prior to  Closing.  In the event Seller is unable or unwilling to cure an alleged  Title  Defect,
          Buyer and Seller shall meet and use their reasonable  efforts to agree on the  validity  of the claim of Title  Defect  and the amount of any required purchase price adjustment.  In evaluating the significance of a fact,  circumstance  or  condition  for purposes of  determining  an alleged Title Defect,  due consideration  shall be given to the length of time  that the  particular  Lease  has been  producing  hydrocarbon substances and whether such fact,  circumstance or condition is of the type expected to be encountered in the area involved, and is usual and customarily  acceptable to reasonable and prudent  persons  engaged in the business of the ownership,  development,  and operation of oil and gas properties with knowledge of all of the facts and  appreciation of their legal significance.

     (c)  In the event the parties  cannot  mutually  agree on a purchase  price adjustment for an alleged Title Defect,  Buyer shall have the right to
          (i) proceed to Closing and accept the Interest  with the alleged Title
          Defect with no  purchase  price  adjustment,  or (ii)  terminate  this
          Agreement as to the Interest  affected by the alleged Title Defect and receive a purchase price  adjustment for such Interest as set forth in
          Exhibit "B", or, where feasible, the proportionate allocated value.

     (d)  There shall be no purchase  price  adjustment for Title Defects unless the  aggregate  total of all  purchase  price  adjustments  for  Title
          Defects  exceeds  THREE HUNDRED  EIGHTY  THOUSAND  DOLLARS  ($380,000)
          (which amount is a threshold, not a deductible).

     (e)  In the event that Buyer  shall  determine  that  Seller's  net revenue interests in the Interests are greater than the Net Revenue  Interests set forth on Exhibit "B",  Buyer shall notify  Seller and Seller shall be  entitled  to  a  mutually  agreeable  purchase  price  adjustment;
          provided however,  there shall be no purchase price adjustment related to such  increase  unless the  aggregate  total of all purchase  price adjustments  for the  increases  to  Seller's  increased  Net  Revenue
          Interests in the  Interests  exceeds  THREE  HUNDRED  EIGHTY  THOUSAND
          DOLLARS  ($380,000)  (which amount is a threshold,  not a deductible).
          Any increase to the Base Purchase  Price  provided for by this Section
          4(e) shall be  determined  independently  of any  decrease to the Base
          Purchase Price due to any Title Defect,  and such amounts shall not be netted one against the other.

5.   Conditions  of  Closing  by Seller.  The  obligation  of Seller to close is
     -----------------------------------
     subject to the satisfaction of the following conditions:

     (a)  The representations of Buyer contained in Section 8 hereof are true in all material respects on and as of the Closing Date;

     (b)  Buyer  shall have  delivered  to Seller a legal  opinion  rendered  by
          Buyer's counsel to the effect that (i) Buyer is a corporation  validly existing and in good  standing  under the laws of the State of Montana and has all requisite  power and authority to execute and deliver this
          Agreement and to consummate the transactions contemplated hereby; (ii)
          the execution and delivery of, and  consummation  of the  transactions contemplated  by, this Agreement by Buyer have been duly authorized by all  necessary  action  on the  part  of the  Buyer;  and  (iii)  this
          Agreement   has  been  duly   executed  and  delivered  by  Buyer  and
          constitutes  a legal,  valid and  binding  obligation  of Buyer and is enforceable  against Buyer in accordance  with its terms,  except that such enforcement may be subject to bankruptcy,  insolvency, moratorium or similar laws affecting creditors' rights; and

     (c)  Adjustments to the purchase price in accordance with the provisions of
          Sections 4, 13 and 15(b) or (d) hereof shall not have exceeded  ELEVEN
          MILLION FIVE HUNDRED THOUSAND DOLLARS ($11,500,000).

6.   Conditions of Closing by Buyer. The obligation of Buyer to close is subject
     -------------------------------
     to the satisfaction of the following conditions:

     (a)  The  representations of Seller contained in Section 7 shall be true in all material respects on and as of the Closing Date;

     (b)  Buyer and  Seller  shall  have  adjusted  the Base  Purchase  Price in accordance  with the  provisions  of  Sections 4, 13 and 15 hereof and such  adjustments  shall not have exceeded ELEVEN MILLION FIVE HUNDRED
          THOUSAND DOLLARS ($11,500,000); and

     (c)  Seller  shall have  delivered  to Buyer a legal  opinion  rendered  by
          Seller's corporate counsel to the effect that (i) Burlington Resources
          Oil & Gas Company LP is a limited partnership validly existing and in good  standing  under  the laws of the  State of  Delaware  and The
          Louisiana  Land  and  Exploration  Company  is a  corporation  validly existing and in good standing under the laws of the State of Maryland, and each has all requisite  power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby;
          (ii)  the  execution  and  delivery  of,  and   consummation   of  the
          transactions  contemplated by, this Agreement by Seller have been duly authorized  by all necessary  action on the part of Seller;  and (iii)
          this  Agreement  has been duly  executed  and  delivered by Seller and constitutes  a legal,  valid and binding  obligation  of Seller and is enforceable  against Seller in accordance with its terms,  except that such enforcement may be subject to bankruptcy,  insolvency, moratorium or similar laws affecting creditors' rights.

7.   Representations of Seller. Seller represents to Buyer that:
     --------------------------

     (a)  Burlington Resources Oil & Gas Company LP is a limited partnership validly  existing and in good standing  under the laws of the State of
          Delaware  and  The  Louisiana  Land  and  Exploration   Company  is  a
          corporation  validly  existing and in good standing  under the laws of the  State  of  Maryland,  and  each  is  duly  qualified  to own  its properties  and  assets  and to carry  on its  business  as now  being conducted;

     (b)  Seller has the  requisite  power and  authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the  execution  and  delivery of this  Agreement by Seller and the consummation of the  transactions  contemplated  hereby have been duly authorized;

     (c)  This  Agreement  has been duly  executed  and  delivered by Seller and constitutes  the valid and binding  obligation of Seller,  enforceable against it in accordance with the terms hereof, subject to the effects of bankruptcy,  insolvency,  reorganization,  moratorium,  and similar laws  affecting  creditors'  rights,  and no other  act,  approval  or proceeding  on the part of Seller or any other  party is  required  to authorize the  execution  and delivery of this  Agreement by Seller or the consummation of the transactions contemplated hereby;

     (d)  This Agreement,  and the execution and delivery hereof by Seller, does not and the consummation of the transactions  contemplated hereby will not (i)  conflict  with or result in a breach of the charter or bylaws of Seller or any other governing documents of Seller, (ii) violate, or conflict  with,  or  constitute  a  default  under,  or  result in the creation or imposition of any security  interest,  lien or encumbrance upon any property or assets of Seller under any mortgage, indenture or agreement to which it is a party or by which the  Interests are bound, which  violation,  conflict  or  default  might  adversely  affect the ability of Seller to perform its obligation  under this Agreement,  or
          (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority, which  violation  might  adversely  affect  the  ability  of Seller to perform its obligations under this Agreement;

     (e)  Seller  has  incurred  no  liability,  contingent  or  otherwise,  for brokers' or finders' fees relating to the transactions contemplated by
          this   Agreement  for  which  Buyer  shall  have  any   responsibility
          whatsoever;

     (f)  Seller is not a "foreign  person"  as  defined in Section  1445 of the
          Internal  Revenue  Code of  1986  and in any  regulations  promulgated thereunder;

     (g)  Except as set forth on Exhibit  "E"  attached  hereto,  to the best of
          Seller's knowledge, there are no claims, actions, suits or proceedings

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          (including  condemnation or similar  proceedings)  filed or threatened against  the  Interests  or any  portion  thereof  that  would  have a material adverse affect on the value or operation of the Interests;

     (h)  None of the Interests are  encumbered by  take-or-pay or other similar arrangements with purchasers of oil or gas whereby Seller is obligated
          (i) to deliver production without receiving payment therefor,  or (ii)
          to repay monies  received for production  paid for but not taken,  and except as set forth in  Exhibit  "F" and  except  those that would not have a  material  effect on the value of the  Interests,  there are no production  sales  agreements  currently  in  effect  that  cannot  be terminated with sixty days prior written notice and there are no calls on production affecting the Interests;

     (i)  To the best of Seller's knowledge, neither Seller, nor the Operator of those  Interests  operated by third  parties,  have violated any laws, statutes,  regulations or orders applicable to any of the Interests or the  operation  thereof  which  violation  (i) would  have a  material adverse affect on the value or operation of the affected  Interests or
          (ii) has not been remedied;

     (j)  To  the  best  of  Seller's   knowledge,   Seller  has  all   material
          governmental  licenses and permits and has properly  made all material filings, necessary or appropriate to obtain those licenses and permits to own and  operate  the  Interests,  and such  licenses,  permits and filings are in full force and effect, and no material violations exist in respect of any such licenses,  permits or filings, no proceeding is pending or to the best of Seller's  knowledge  is  threatened  looking toward the challenging, revocation or limitation of any such licenses, permits or filings;

     (k)  To the  best of  Seller's  knowledge,  (i) the  material  terms of all
          Leases,  operating  agreements,  production sales  contracts,  farmout agreements and other material  contracts or agreements  respecting the
          Interests  can be found  either of record in the counties in which the
          Interests  are  located or are  reflected  or  referenced  in Seller's

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          files,  and (ii)  these  agreements  are  currently  in full force and effect in accordance with their applicable terms;

     (l)  To the best of Seller's  knowledge,  Seller has  received no notice of termination of any of the Leases;

     (m)  To the best of Seller's knowledge,  information, and belief, there are no surface use or access agreements currently in force and effect that would  materially  and  adversely  alter  the  existing  oil  and  gas operations of Seller on the Leases;

     (n)  To best of Seller's  knowledge,  there are no pending AFE's or written proposals for plugging and abandoning any of the Wells; and

     (o)  All ad valorem, property, production,  severance and similar taxes and assessments  based on or measured by the  ownership of property or the production of hydrocarbons  or the receipt of proceeds  therefrom with respect to the Interests  for all periods prior to the Effective  Time have been properly paid.

     In those instances where Seller's  representations are made on the basis of
     "the best of Seller's  knowledge",  such representations are made by Seller on the basis of the actual knowledge of Seller's  personnel at or above the supervisory level, without any investigation.

8.   Representations of Buyer. Buyer represents to Seller that:
     -------------------------

     (a)  Buyer is a corporation  validly existing and in good standing underthe laws  of the  State  of  Montana  and is  duly  qualified  to own  its properties  and  assets  and to carry  on its  business  as now  being conducted;

     (b)  Buyer has the  requisite  power and  authority  to execute and deliver this Agreement and to consummate the transactions contemplated hereby.
          The  execution  and  delivery  of  this  Agreement  by  Buyer  and the

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          consummation of the  transactions  contemplated  hereby have been duly authorized;

     (c)  This  Agreement  has been duly  executed  and  delivered  by Buyer and constitutes  the valid and binding  obligation  of Buyer,  enforceable against it in accordance with the terms hereof, subject to the effects of bankruptcy,  insolvency,  reorganization,  moratorium,  and similar laws affecting creditors' rights. No other act, approval or proceeding on the part of Buyer or any other party is required to  authorize  the execution and delivery of this Agreement by Buyer or the  consummation of the transactions contemplated hereby;

     (d)  This Agreement,  and the execution and delivery hereof by Buyer,  does not and the consummation of the transactions  contemplated hereby will not (i)  conflict  with or result in a breach of the charter or bylaws of Buyer or any other  governing  documents of Buyer,  or (ii) violate any statute or law or any judgment,  decree, order, writ,  injunction, regulation  or rule of any  court  or  governmental  authority,  which violation might  adversely  affect the ability of Buyer to perform its obligations under this Agreement;

     (e)  Buyer possesses all required governmental  licenses,  permits,  bonds, certificates,  orders, and authorizations  necessary to own or operate the Interests;

     (f)  Buyer  has,  and  will  have  on  the  Closing  Date  and  thereafter, sufficient cash to enable it to make payment in immediately  available funds of the purchase  price when due and any other amounts to be paid by it hereunder;

     (g)  Buyer is an experienced and knowledgeable  investor in the oil and gas business.  Buyer is not acquiring  the Interests in connection  with a distribution  or resale  thereof  in  violation  of  federal  or state securities laws and the rules and regulations thereunder; and

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     (h)  Buyer has incurred no liability, contingent or otherwise, for brokers'
          or finders' fees  relating to the  transactions  contemplated  by this
          Agreement for which Seller shall have any responsibility whatsoever.

9.   Claims.
     -------

     (a)  "Claims"  shall mean any and all  breaches  of the  representation  in
          Section 7 (i), claims, losses, damages,  costs, expenses,  diminutions in  value,  suits,  causes  of  action  or  judgments  of any  kind or character  and whether  asserted or  unasserted  by a third party with respect  to any and all  liabilities  and  obligations  or  alleged or threatened liabilities and obligations, including, but not limited to, any  interest,  penalty,  and any  attorneys'  fees  and  other  costs
          (including costs of remediation)  and expenses  incurred in connection with investigating or defending any claims or actions,  whether or not resulting in any liability.

     (b)  "Environmental Law" shall mean any statute,  rule, regulation or order of any governmental  agency having  jurisdiction over the Interests or
          Seller  pertaining to health,  safety or the  environment in effect on the Effective Time.

     (c)  An  "Environmental  Defect" shall mean a Claim (i)  attributable to or arising out of a violation of (i) any  Environmental Law applicable to conditions  existing  prior to November 18, 2002 (ii) that is known by or made known to Buyer prior to November 18, 2002,  and (iii) to which prompt remedial or corrective  action  reasonably  estimated to entail expenditures  in  excess of  TWENTY-FIVE  THOUSAND  DOLLARS  ($25,000)
          either is required or would be undertaken by a prudent operator of oil and  gas  properties.  For  the  sole  purpose  of  determining  if an
          Environmental  Defect exceeds TWENTY-FIVE  THOUSAND DOLLARS ($25,000), all Claims (whether  single or multiple)  relating to the violation of any  Environmental  Laws with respect to the same  individual  site or facility shall be considered a single Environmental Defect.

                                       14

     (d)  An  "Environmental  Claim" shall mean a Claim applicable to conditions existing prior to the Closing Date and  attributable to or arising out of a  violation  of any  Environmental  Law that is (x) made  known to
          Buyer  after  November  18, 2002 and (y) to which  prompt  remedial or corrective  action  reasonably  estimated  to entail  expenditures  in excess of TWENTY-FIVE THOUSAND DOLLARS ($25,000) either is required or would be undertaken by a prudent  operator of oil and gas  properties.
          For the sole purpose of determining if an Environmental  Claim exceeds
          TWENTY-FIVE THOUSAND DOLLARS ($25,000),  all Claims (whether single or multiple)  relating to the  violation of any  Environmental  Laws with respect to the same  individual site or facility shall be considered a single Environmental Claim.

10.  Indemnities of Seller.
     ----------------------

     (a)  Seller shall, to the fullest extent permitted by law, protect, defend, indemnify, and hold Buyer and its affiliates, including its directors, officers,  employees,  agents,  and  representatives  of each of them, harmless  from  and  against  any and all  Claims  attributable  to or arising out of (i) any act or omission by Seller  involving or related to the  Interests  occurring  before  the  Effective  Time,  except as limited  in (x),  (y) and (z)  below,  (ii) the  matters  set forth on
          Exhibit   "E"   hereto,   and  (iii)  the  breach  by  Seller  of  the
          representations contained in Section 7 hereof; provided, however, this indemnity  is  limited  and  shall not cover or  include  (x)  matters pertaining to title to the Interests, all of which will be governed by
          Section 4  hereof,  (y) any  Claims  with  respect  to any and all gas
          balancing   liabilities  and  obligations  or  alleged  or  threatened liabilities and obligations,  all of which will be governed by Section
          14  hereof,  or (z)  any  Claims  with  respect  to any  violation  of
          Environmental  Laws  (regardless of the dollar amount in issue) waived pursuant to Section 13 hereof or by agreement.

     (b)  After Closing,  any assertion by Buyer that Seller is liable under the terms of the  indemnities  provided by Section  10(a)(i) or 10(a)(iii)
          must be made by Buyer in  writing  and must be given to  Seller  on or

                                       15

          prior to May 31, 2003,  except that such time limitation  shall not be applicable to any financial  obligation of Seller created by operation of either the Leases or any  contract or other  agreement  relating to the  Interests  and  accruing  prior  to  the  Effective  Time,  which obligation shall remain the  responsibility  of Seller.  Any notice to
          Seller  shall  state the facts  known to Buyer  that give rise to such notice in sufficient detail to allow Seller to evaluate the assertion.
          All claims by Buyer for a breach of any of Seller's representations in
          Section 7 shall be asserted by Buyer under Section 10(a)(iii).

     (c)  If a Claim  arises  for which  Buyer  intends to seek  indemnity  with respect  thereto under  Section  10(a)(i) or  10(a)(iii),  Buyer shall notify  Seller of such Claim within thirty (30) days after the date on which Buyer becomes aware of such Claim. Seller shall have thirty (30)
          days after receipt of such notice to  undertake,  conduct and control, through  counsel  of its  own  choosing  and at its own  expense,  the settlement or defense  thereof,  and Buyer shall cooperate with Seller in connection therewith.  So long as Seller has undertaken the defense
          of,  and  responsibility   for,  any  such  Claim  and  is  reasonably
          contesting any such Claim in good faith,  by  appropriate  proceedings
          (including  the filing or posting of appeal bonds,  supersedeas  bonds and  similar  bonds),  Buyer  shall not pay or settle any such  Claim.
          Buyer shall have the right to pay or settle any such  Claim,  provided that in such event it shall waive any right to indemnity by Seller for such Claim.  If Seller does not notify Buyer  within  thirty (30) days after the receipt of Buyer's notice of a claim of indemnity  hereunder that it elects to undertake the defense thereof, then Buyer shall have the right to contest,  settle or compromise  the Claim,  but shall not thereby waive any right to indemnity therefor pursuant to this Section
          10.

     (d)  In the event of any notice of a Claim which is an Environmental  Claim given by Buyer to Seller  pursuant to this Section 10,  Seller's total liability hereunder for any and all such Environmental Claims shall be limited to SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000).

                                       16

11.  Assumption of Obligations and Indemnities of Buyer.
     ---------------------------------------------------

     (a)  At Closing and subject to Seller's indemnity  obligations contained in
          Section 10 hereof,  Buyer  agrees to assume and perform any and all of the liabilities  and obligations or alleged or threatened  liabilities and  obligations  of Seller  that arise  under the  Interests  and all
          assignments,    operating   agreements,    leases,   permits,   deeds,
          rights-of-way,  licenses,  easements,  options,  orders,  gas purchase
          contracts,   product  purchase  and  sale  agreements,  gas  gathering
          agreements,  gas  processing  agreements,  or any other  agreements or contracts  attributable to,  affecting,  or otherwise  relating to the
          Interests,  including, but not limited to, any and all liabilities and obligations (i) to pay and deliver  royalties,  overriding  royalties, non-participating  royalties, and other burdens on production, (ii) in connection  with or arising  out of  balancing  of  overproduction  or underproduction from the Interests, (iii) necessary to comply with all laws and  governmental  regulations  with  respect  to the  Interests, including,  but not limited to, the lawful plugging and abandonment of the Wells  and the  restoration  of the  surface  of the land,  or any governmental  request or other  requirement to abandon any pipeline or facility or take any  clean-up,  remedial or other action with respect to the Interests,  regardless of when the events  occurred that caused such  condition  to exist or the  obligation  to arise,  and (iv) that
          arise  under  the  agreements  relating  to  the  Interests.   Without
          limitation of the foregoing, but however, subject to the provisions of
          Section 10 hereof,  Buyer  agrees to assume and perform any and all of the obligations  and liabilities or alleged or threatened  liabilities and obligations of Seller for any violation of Environmental Laws with respect to the Interests,  regardless of when the events occurred that caused such  condition to exist or the  obligation  to arise.  Despite anything to the  contrary in this  Agreement,  Buyer and Seller  agree that  Buyer  is not  assuming  or  agreeing  to  perform  any  and all liabilities and  obligations or alleged or threatened  liabilities and obligations  of Seller  that relate to or arise out of (x) payment and
          delivery  of  royalties,   overriding   royalties,   non-participating
          royalties,  and other burdens on production attributable to production

                                       17

          prior to the Effective Time, (y) taxes due on production  prior to the
          Effective  Time,  or (z) audit  claims  from joint  interest  partners attributable  to  production  prior to the Effective  Time;  provided, however,  subsection (x) of this  provision  shall survive the Closing only until  November  30,  2007,  at which time Buyer shall assume and agree to  perform  all such  liabilities  and  obligations  of  Seller whether or not such  liabilities and  obligations are  attributable to periods prior to the Effective  Time, and  subsections  (y) and (z) of this provision  shall survive the Closing only until February 1, 2005, at which  time  Buyer  shall  assume  and  agree to  perform  all such liabilities and obligations of Seller whether or not such  liabilities and  obligations  are  attributable  to periods prior to the Effective
          Time.

     (b)  Buyer shall, to the fullest extent permitted by law, protect,  defend, indemnify,  and hold Seller and its  directors,  officers,  employees, agents,  and  representatives  of each of them (the "Seller Parties"), harmless  from  and  against  any and all  Claims  attributable  to or arising out of the  following  (but only to the extent  Seller has not agreed to provide Buyer with indemnity pursuant to Section 10 hereof):
          (i) Buyer's ownership or operation of the Interests  subsequent to the
          Effective Time, (ii) Buyer's assumption of any obligation or liability contained  in this  Section  11,  (iii)  the  breach  by  Buyer of the representations  contained in Section 8 hereof, and (iv) the breach by
          Buyer  of  any of the  agreements  and  covenants  contained  in  this
          Agreement.

     (c)  THE INDEMNIFICATION, RELEASE AND ASSUMPTION PROVISIONS PROVIDED FOR IN
          THIS AGREEMENT SHALL BE APPLICABLE  WHETHER OR NOT THE LOSSES,  COSTS,
          EXPENSES  AND  DAMAGES IN  QUESTION  AROSE  SOLELY OR IN PART FROM THE
          ACTIVE,  PASSIVE,   COMPARATIVE,  OR  CONCURRENT  NEGLIGENCE,   STRICT
          LIABILITY OR OTHER FAULT OF THE SELLER PARTIES.

     (d)  BUYER   ACKNOWLEDGES  THAT  ITS  OBLIGATIONS  TO  THE  SELLER  PARTIES
          HEREUNDER SHALL INCLUDE  LIABILITIES/CLAIMS  THAT ARISE FROM OR RELATE

                                       18

          TO COMMON LAW PRINCIPLES AND/OR LEGAL REQUIREMENTS AND ORDERS OR OTHER
          SIMILAR  REQUIREMENTS  (INCLUDING,  BUT NOT  LIMITED  TO,  THOSE  WITH
          RESPECT TO ENVIRONMENTAL  CONTAMINATION AND  ENVIRONMENTAL  MATTERS OF
          ANY KIND, INCLUDING THE ENVIRONMENTAL LAWS).

12.  Due Diligence Review.
     ---------------------

     (a)  Prior to Closing,  Seller, in Seller's offices, will make available to
          Buyer and Buyer's authorized  representatives for examination as Buyer
          may  reasonably   request,   all  physical  land  files,  well  files,
          regulatory  files,  engineering  well bore schematic  books,  facility drawings,  logs,  product purchase and sale contracts,  division order files,  abstracts and drilling and division  order title  opinions and revenue and expense  records  contained in Seller's  files relating to the  Interests,  and core  samples  (Buyer  shall  pay all  costs  for obtaining  such data or samples from any offsite  storage  facility or
          otherwise)  (collectively  the  "Records");   provided,  however,  the
          Records  shall  not  include  (i) any  geophysical  data or (ii),  any records not specifically  related to the Interests,  including but not limited to, prospect files, paleontology, velocity surveys and, except as stated above, files stored at offsite storage facilities,  or (iii)
          any information subject to third party confidentiality  agreements for which a consent or waiver cannot be secured by Seller after reasonable efforts.  Prior to Closing,  Buyer, at Buyer's sole cost, may copy any portion of the Records as Buyer may reasonably  request.  Seller makes no  representation  whatsoever  that any of the  Records  noted  above exist.

     (b)  Seller shall permit Buyer and Buyer's  authorized  representatives  to consult with Seller's  employees during reasonable  business hours and to conduct, at Buyer's sole risk and expense, wellsite inspections and inventories  of the Interests  that are  Seller-operated.  During such inspections,  Buyer  shall have the right to review the  Interests  to determine  the  environmental  condition  of the  Equipment  and Lease

                                       19

          premises.  To the extent  Buyer  desires  similar  access to  Seller's non-operated  Interests,  Seller shall assist Buyer in obtaining  such access; provided, however, Buyer shall not contact the Operator of the non-operated  Interests directly.  In the event Buyer desires physical access  to any of the  Interests,  Buyer  agrees to  protect,  defend, indemnify  and hold the Seller  Parties  harmless from and against any and all Claims occurring on or to the Interests as a result of Buyer's actions  arising from its entry onto the Interests and its  inspection thereof. Buyer agrees to comply fully with all rules,  regulations and instructions  issued by Seller  regarding  Buyer's actions while upon, entering or leaving the Interests.

13.  Purchase Price Adjustments for Environmental Defects.
     -----------------------------------------------------

     (a)  Buyer may, by delivery of written notice to Seller of the existence of an alleged  Environmental  Defect,  request  reduction of the purchase price for the Interest affected. The Environmental Defect notice shall clearly  indicate  the  Interest  to which  the  Environmental  Defect relates,  the  condition  which  exists on the  Interest,  a  detailed
          description  of  the  Environmental   Defect,  the  Environmental  Law
          allegedly  violated,  and the dollar  amount  which Buyer  believes it would take to rectify or remediate the Environmental Defect.

     (b)  The Environmental  Defect notice by Buyer shall be delivered to Seller on or before November 18, 2002.  Seller shall have the right,  but not the obligation,  to attempt to cure any alleged  Environmental  Defect prior to Closing.  In the event  Seller is unable or unwilling to cure an alleged  Environmental  Defect, Buyer and Seller shall meet and use their reasonable  efforts to agree on the validity of the claim of the
          Environmental  Defect and the amount of any  required  purchase  price adjustment.  Any  violation  of an  Environmental  Law  existing  with respect to the  Interests as of November 18, 2002,  and known to Buyer on such date, or any  conditions  with respect to the  Interests  that might  reasonably  constitute  a  violation  of an  Environmental  Law existing as of November 18, 2002, and known to Buyer on such date, but not included in an  Environmental  Defect notice delivered by Buyer to

                                       20

          Seller on or before such date shall be deemed waived for all purposes,
          and  no  such   violation  or  condition   shall  be   considered   an
          Environmental Defect or an Environmental Claim.

     (c)  In the event the parties  cannot  mutually agree on the purchase price adjustment for an alleged  Environmental  Defect, Buyer shall have the right to (i)  proceed to Closing  and  accept  the  Interest  with the alleged  Environmental  Defect with no purchase price  adjustment,  or
          (ii)  terminate  this  Agreement  as to the  Interest  affected by the alleged  Environmental  Defect and receive a purchase price adjustment for such Interest as set forth in Exhibit "B", or, where feasible, the proportionate allocated value.

     (d)  There shall be no purchase price adjustment for Environmental  Defects unless the aggregate total of all Environmental  Defects exceeds THREE
          HUNDRED EIGHTY THOUSAND DOLLARS ($380,000).

14.  Gas Imbalances.  Seller estimates that there are no existing gas imbalances
     ---------------
     affecting the Interests as of the Effective Time. On or before November 18,
     2002, Seller shall provide Buyer with a revised gas imbalance  schedule for all the Interests as of the Effective Time. There shall be a purchase price adjustment  at Closing for the  volumetric  difference in the estimated and revised imbalance calculated on Seller's net revenue interest at a price of
     $1.00 per MCF. To the extent that there is any difference  between Seller's actual  aggregate gas imbalance as of the Effective  Time and the imbalance position settled at Closing,  then an adjustment shall be made at the $1.00 per net MCF rate in the Final Closing Statement.  There shall be no further gas imbalance adjustments after the Post-Closing  adjustment.  In the event of a  Title  Defect  affecting  all  or a  portion  of the  Interests,  the aggregate gas imbalance  shown above shall be adjusted to take into account the affected  Interest.  Any purchase price  adjustments for gas imbalances shall be made only on those Interests purchased by Buyer.

                                       21

15.  Other Purchase Price Adjustments.
     ---------------------------------

     (a)  As used herein, the term:

          "Casualty  Loss" shall mean, with respect to all or any portion of the
          Interests,  any destruction by fire, blowout,  storm or other casualty of all or any portion of the Interests  between the Effective Time and
          Closing.  Seller shall  promptly  notify Buyer of any Casualty Loss of which Seller becomes aware.

          "Preferential  Purchase  Right" shall mean any option,  right of first refusal or similar preferential purchase right burdening a Lease.

          "Required  Consent"  shall mean any rights to consent to an assignment or transfer of a Lease, other than filings with governmental  entities or notices to third parties customarily  obtained subsequent to a sale
          or  transfer,   where  the  failure  to  receive  such  consent  could
          reasonably  render  the  transfer  of  such  Lease  to  Buyer  void or voidable.

     (b)  If any Casualty  Loss occurs prior to Closing to any of the  Interests and such  Casualty  Loss may be repaired  prior to Closing  and,  when repaired,  the  value  of  such  Interests  shall  not  be  materially diminished, then Seller may repair such Casualty Loss prior to Closing at Seller's cost and shall notify Buyer of such election. In the event
          Seller (i) elects to repair such  Casualty Loss and such repair is not completed prior to Closing or the repair  completed by Seller does not cause the value of such Interests to be substantially the same as such value prior to the  Casualty  Loss,  or (ii) is unable or unwilling to repair  the  Casualty  Loss,  then  Buyer  shall have the right to (x)
          proceed to Closing and accept the Interest with the Casualty Loss with no purchase  price  adjustment,  or (y) terminate this Agreement as to the  Interest  affected  by the  Casualty  Loss and receive a purchase price  adjustment  for such  Interest as set forth in Exhibit  "B", or where feasible, the proportionate allocated value.

                                       22

     (c)  Seller  shall  promptly  give  notices to third  parties  holding  any
          Preferential Purchase Right known to Seller or identified to Seller by
          Buyer prior to Closing.  Seller shall use all reasonable efforts,  but without  obligation  to incur any  unreasonable  cost or  expense,  to obtain waivers of, or to comply with, any such  Preferential  Purchase
          Right prior to Closing. If a Preferential  Purchase Right is exercised prior to Closing,  the  purchase  price shall be reduced by the amount set  forth  in  Exhibit  "B"  for  the  affected  Interest,  or  where applicable and possible, the proportionate allocated value, and Seller shall convey the affected  Interest to the holder of such right and be entitled  to all  amounts  paid  by  such  holder.  If a  Preferential
          Purchase  Right is  exercised  after  Closing,  Buyer shall convey the affected  Interest  to the  holder of such right and be  entitled  all amounts paid by such holder.

     (d)  Seller shall  promptly give notices to all third  parties  holding any
          Required  Consents  known to Seller or  identified  to Seller by Buyer prior to Closing. Seller shall use all reasonable efforts, but without obligation to incur any unreasonable  cost or expense,  to obtain such
          Required  Consents.  Unless waived by Buyer, if a Required  Consent is not obtained prior to Closing,  the purchase price shall be reduced by the amount  set forth in Exhibit  "B" for the  affected  Interest,  or where applicable and possible, the proportionate  allocated value, and such Interest  shall be excluded from the purchase and sale under this
          Agreement.  Any  Required  Consent  waived by Buyer  shall be deemed a
          Permitted Encumbrance.

16.  Confidentiality.  All Records,  and all other confidential data provided to
     ----------------
     Buyer,  whether before or after the date of this  Agreement,  and all title
     matters   and   environmental   reports   prepared   by  Buyer  or  Buyer's
     representatives  relating  to the  Interests,  shall be treated by Buyer as strictly  confidential,  and shall not be disclosed to any person,  firm or corporation  without the prior written consent of Seller. In the event this purchase and sale does not close,  this covenant shall survive  termination of this Agreement and Buyer shall promptly return all copies of the Records

                                       23

     in its  possession;  and in the event the sale closes,  this covenant shall terminate at Closing.

17.  DISCLAIMERS.  THE INSTRUMENTS OF CONVEYANCE  EXECUTED PURSUANT HERETO SHALL
     ------------
     BE EXECUTED  WITHOUT ANY  REPRESENTATION,  WARRANTY OR COVENANT OF TITLE OF
     ANY  KIND OR  NATURE,  EITHER  EXPRESS,  IMPLIED  OR  STATUTORY;  PROVIDED,
     HOWEVER,  SELLER SHALL  SPECIALLY  WARRANT AND AGREE TO DEFEND THE TITLE TO
     THE  INTERESTS  AGAINST  THE LAWFUL  CLAIMS AND  DEMANDS OF ALL  PERSONS OR
     ENTITIES CLAIMING THE SAME OR ANY PART THEREOF BY, THROUGH OR UNDER SELLER,
     BUT NOT  OTHERWISE.  THE INTERESTS  ARE BEING  CONVEYED AND ASSIGNED TO AND
     ACCEPTED BY BUYER IN THEIR "AS IS, WHERE IS" CONDITION AND STATE OF REPAIR,
     AND WITH ALL  FAULTS  AND  DEFECTS,  AND  EXCEPT AS  SPECIFICALLY  PROVIDED
     HEREIN,  WITHOUT  ANY  REPRESENTATION,  WARRANTY OR COVENANT OF ANY KIND OR
     NATURE,  EXPRESS,  IMPLIED OR  STATUTORY,  INCLUDING,  BUT NOT  LIMITED TO,
     WARRANTIES OF  MARKETABILITY,  QUALITY,  CONDITION,  CONFORMITY TO SAMPLES,
     MERCHANTABILITY,  AND/OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE
     EXPRESSLY DISCLAIMED BY SELLER AND WAIVED BY BUYER. THE INTERESTS HAVE BEEN
     USED  FOR OIL  AND  GAS  DRILLING,  PRODUCTION,  PIPELINE,  TRANSPORTATION,
     STORAGE AND RELATED  OPERATIONS.  PHYSICAL  CHANGES IN THE INTERESTS AND IN
     THE LANDS BURDENED  THEREBY MAY HAVE OCCURRED AS A RESULT OF SUCH USES. THE
     INTERESTS  MAY ALSO  INCLUDE  BURIED  PIPELINES  AND OTHER  EQUIPMENT,  THE
     LOCATIONS  OF WHICH  MAY NOT BE KNOWN BY SELLER OR  READILY  APPARENT  BY A
     PHYSICAL  INSPECTION OF THE  INTERESTS.  IT IS  UNDERSTOOD  AND AGREED THAT
     BUYER  SHALL HAVE  INSPECTED  PRIOR TO CLOSING  (OR SHALL BE DEEMED TO HAVE
     WAIVED ITS RIGHT TO INSPECT) THE LEASES,  THE EQUIPMENT AND THE  ASSOCIATED
     PREMISES  AND  SATISFIED  ITSELF  AS TO THEIR  PHYSICAL  AND  ENVIRONMENTAL

                                       24

     CONDITION,  BOTH  SURFACE  AND  SUBSURFACE,   AND  THAT  BUYER,  EXCEPT  AS
     SPECIFICALLY PROVIDED HEREIN, SHALL ACCEPT ALL OF THE SAME IN THEIR "AS IS,
     WHERE IS" CONDITION  AND STATE OF REPAIR,  AND WITH ALL FAULTS AND DEFECTS,
     INCLUDING,  BUT  NOT  LIMITED  TO,  THE  PRESENCE  OF  NATURALLY  OCCURRING
     RADIOACTIVE  MATERIAL  (NORM)  AND  MAN-MADE  MATERIAL  FIBERS  (MMMF).  IN
     ADDITION,  SELLER MAKES NO REPRESENTATION,  COVENANT OR WARRANTY,  EXPRESS,
     IMPLIED OR  STATUTORY,  AS TO THE ACCURACY OR  COMPLETENESS  OF ANY DATA OR
     RECORDS DELIVERED TO BUYER WITH RESPECT TO THE INTERESTS, OR CONCERNING THE
     QUALITY OR QUANTITY OF HYDROCARBON  RESERVES,  IF ANY,  ATTRIBUTABLE TO THE
     INTERESTS, OR THE ABILITY OF THE INTERESTS TO PRODUCE HYDROCARBONS,  OR THE
     PRICES  WHICH  BUYER  IS OR WILL  BE  ENTITLED  TO  RECEIVE  FOR  ANY  SUCH
     HYDROCARBONS.

18.  DTPA Waiver. TO THE EXTENT APPLICABLE TO THE TRANSACTIONS  CONTEMPLATE THIS
     ------------
     AGREEMENT, BUYER HEREBY WAIVES ITS RIGHTS UNDER THE PROVISIONS OF THE TEXAS
     DECEPTIVE  TRADE  PRACTICES ACT,  CHAPTER 17,  SUBCHAPTER E, SECTIONS 17.41
     THROUGH 17.63,  INCLUSIVE (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED),
     OF THE TEXAS  BUSINESS  &  COMMERCE  CODE (A LAW THAT  GIVES  CONSUMERS
     SPECIAL RIGHTS AND PROTECTIONS). AFTER CONSULTATION WITH AN ATTORNEY OF ITS
     CHOICE, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER.

19.  Closing.  The Closing  shall be held on or before  December 3, 2002, at the
     --------
     offices of Seller at 5051  Westheimer,  Suite 1400,  Houston,  Texas, or at
     such other time and place as Seller and Buyer may mutually agree in writing
     (the "Closing" or the "Closing Date").

                                       25

20.  Transactions at Closing.
     ------------------------

     (a)  Seller  shall   execute,   acknowledge,   and  deliver  to  Buyer  the
          instruments  of conveyance in the forms as set forth in Exhibits "C-1"
          through "C-3" hereto conveying the Interests;

     (b)  Seller and Buyer  shall  execute  and  deliver a  Preliminary  Closing
          Statement  that  shall  set  forth  the Base  Purchase  Price and each adjustment and the calculation of such  adjustments  used to determine such amount (the "Closing Amount") in the form as set forth in Exhibit
          "D" hereto;

     (c)  Seller shall  deliver to Buyer the Records (but shall be authorized to keep a copy of the Records);

     (d)  Seller and Buyer  shall  execute,  acknowledge  and  deliver  mutually agreeable transfer orders or  letters-in-lieu  prepared by the Seller, directing all  purchasers  of  production  to make future  payments of proceeds attributable to production from the Interests to Buyer;

     (e)  Seller  shall  deliver  to Buyer (i) a  certificate  stating  that the representations of Seller contained in Section 7 hereof are true as of the Closing Date,  and (ii) a  "non-foreign  person"  affidavit in the form as set forth in Exhibit "H" hereto;

     (f)  Seller shall deliver to Buyer the legal opinion  referenced in Section
          6(c) hereof;

     (g)  Buyer  shall  deliver  to  Seller  a  certificate   stating  that  the
          representations  of Buyer contained in Section 8 hereof are true as of the Closing Date;

     (h)  Buyer shall deliver to Seller the legal opinion  referenced in Section
          5(b) hereof;

                                       26

     (i)  Buyer shall deliver to Seller a complete copy of Buyer's environmental assessment,  including,  but not limited to, reports, data, valuation, assessments and conclusions;

     (j)  Seller shall deliver to Buyer possession of the Interests,  subject to any  applicable  operating  agreements  or  other  related  agreements affecting the Interests; and

     (k)  Seller and Buyer shall execute the Data License  Agreement in the form as set forth in Exhibit "G" hereto.

     (l)  Buyer shall  deliver to Seller cash by wire  transfer in the amount of the Closing Amount to the following account:

          Bank:Mellon Bank,  Pittsburgh,  PA.
          ABA/Routing  Number:  043-000-261
          Account:  104-9050
          For Credit To: Burlington  Resources  Service Inc.

21.  Further  Assurance.  Incidental  and  subsequent  to  Closing,  each of the
     -------------------
     parties shall execute,  acknowledge,  and deliver to the other such further instruments,  and take such other actions as may be reasonably necessary to carry out the provisions of this Agreement.

22.  Post-Closing  Adjustments.  On or before May 31,  2003,  the parties  shall
     --------------------------
     undertake to agree with respect to the  adjustments  or payments  that were not  finally  determined  as of  Closing,  and the amount due from Buyer or
     Seller, as the case may be, pursuant to the Post-Closing adjustment.  On or before April 30,  2003,  Seller shall  provide  Buyer with a Final  Closing
     Statement setting forth the Post-Closing adjustments.  Seller shall provide
     Buyer access to such of Seller's records as may be reasonably  necessary to verify the  Post-Closing  adjustments.  Payment by Buyer or Seller shall be made in immediately  available funds within five (5) days of agreement.  If the Final Closing  Statement has not been agreed upon on or before the date

                                       27

     set forth  herein,  either  party may seek to enforce  any rights it claims pursuant to this Agreement.

23.  Proration of Taxes. All ad valorem taxes,  real property taxes, and similar
     -------------------
     obligations  with  respect  to the tax period in which the  Effective  Time occurs (the "current tax period") shall be  apportioned  between Seller and
     Buyer as of the  Effective  Time based on an  estimate  of the  immediately preceding  tax period  assessment,  and the Base  Purchase  Price  shall be reduced at Closing by the amount of such estimated taxes owed by Seller for that portion of the current tax period prior to the Effective Time.

24.  Proceeds.
     ---------

     (a)  All proceeds, including, but not limited to, proceeds held in suspense or escrow  and  proceeds  received  after the  Effective  Time for oil produced  and held in  storage  on the  Leases  but not sold as of the
          Effective  Time,  attributable  to the  Interests  and accruing to the period prior to the Effective  Time  (including  outstanding  accounts receivable  attributable  to the period prior to the  Effective  Time)
          shall belong to Seller. Seller shall retain overhead charges and rates received by Seller in its  capacity as  Operator  under any  operating agreement or COPAS accounting procedure  attributable to the Interests through the end of November 2002.

     (b)  All proceeds  attributable to the Interests and accruing to the period on and after the  Effective  Time shall belong to Buyer.  In the event
          Seller has received  proceeds  belonging to Buyer after the  Effective
          Time, Seller will account to Buyer for such proceeds at the same price
          Seller  received for the  production in  accordance  with its existing product purchase and sale contracts.  In addition,  there is excepted, reserved and excluded from the Interests any and all rights and claims for  reimbursement,  recovery,  or  recoupment  by any lawful means of payments for any  royalties,  overriding  royalties or other  payments from production arising from or attributable to the Interests prior to the  Effective  Time  that  were  tendered  by  Seller  (or any of its

                                       28

          affiliated  or  subsidiary  companies)  to and accepted by any lessor, mineral owner or other party (collectively, "Royalty Owners") that are in excess of the amount of  royalties,  overriding  royalties or other payments  from  production,  if any,  actually  due or  owing  to such
          Royalty Owners prior to the Effective Time. In the event Buyer becomes aware of any such  payments,  Buyer shall  promptly  notify Seller and shall  cooperate  with Seller in  Seller's  efforts in respect of such payments.

25.  Hart-Scott-Rodino  Filing. This Agreement is subject in all respects to and
     --------------------------
     conditioned  upon  compliance  by the  parties  with the  Hart-Scott-Rodino
     Antitrust  Improvements Act of 1976, and rules and regulations  promulgated pursuant  thereto (the "Act),  to the extent that the Act is  applicable to the  transactions  contemplated by this  Agreement.  The parties shall make such  filings  within  five  (5)  business  days  after  execution  of this
     Agreement, and provide such information to the Federal Trade Commission and their  attorneys  as is  required  in  connection  with  the Act as soon as practicable after a request therefor.

26.  Failure to Close.  Subject to the other provisions of this Section,  if all
     -----------------
     of the  conditions to Closing set forth in Sections 5, 6 and 25 hereof have not been satisfied or waived by the respective parties on or before January
     31, 2003 (or such later date as  hereafter  may be mutually  agreed upon by the parties in writing),  this Agreement shall terminate  automatically and the  Performance  Deposit shall be handled in accordance  with this Section
     26, and no party hereto shall have any further obligations or any liability to the other party  pursuant to this  Agreement;  provided,  however,  that nothing  herein  shall  relieve  any party from  liability  for the willful failure to satisfy any  conditions  to Closing  required to be satisfied by
     it.  If the  conditions  to  Buyer's  obligations  to close as set forth in
     Section 6 hereof have not been  satisfied or waived by such date, or in the event this  transaction is not  consummated due to the condition of Closing contained in Sections 5(c) and 25 hereof, the Performance  Deposit shall be returned to Buyer. If this  transaction is not consummated by Buyer on such date for any other reason,  Seller may retain the Performance  Deposit,  as agreed liquidated damages and not as a penalty, it being agreed that actual damages would be difficult to ascertain and that such amount is reasonable.

                                       29

     Upon any  termination of this Agreement and subject to the terms of Section
     45,  Seller shall be free  immediately  to enjoy all rights of ownership of the Interests and to sell,  transfer,  encumber or otherwise dispose of the
     Interests to any party without any restriction under this Agreement.

27.  Use of Seller  Names.  Buyer  agrees  that,  as soon as  practicable  after
     ---------------------
     Closing,  it will  remove  or cause  to be  removed  the  names  and  marks
     Burlington Resources, Meridian Oil, El Paso Production,  Southland Royalty,
     or LL&E where and if they exist,  and all  variations  and  derivatives thereof  and  logos  relating  thereto  from  the  Interests  and  will not thereafter make any use whatsoever of such names, marks, and logos.

28.  Operations  Pending  Closing.  Seller  shall  operate  the  Seller-operated
     -----------------------------
     Interests  using the same standard of care imposed on the "Operator"  under the applicable joint operating agreements until Closing, or such later time as  any  applicable  joint  operating  agreement  may  require,  when  such operation shall be turned over to, and become the responsibility of, Buyer.
     During the period from the date of this Agreement to Closing,  Seller shall
     (i) consult with Buyer with respect to all AFE's over TWENTY-FIVE  THOUSAND
     DOLLARS  ($25,000)  net to the  interests  of Seller  which are received by
     Seller with respect to any Interest, and consult with Buyer with respect to all material decisions to be made with respect to the Interests, including, without limitation,  the incurring of costs for discretionary  expenditures for operations in excess of TWENTY-FIVE  THOUSAND DOLLARS  ($25,000) net to the interest of Seller for which AFE's are not  prepared,  (ii) operate the
     Interests in accordance  with the terms and  conditions  of all  applicable contracts, laws and regulations, and (iii) not transfer, sell, hypothecate, encumber,  abandon  or  otherwise  dispose of any  material  portion of the
     Interests  (other than the sale of  production  in the  ordinary  course of business) or as required in  connection  with the exercise of third parties of preferential rights to purchase any of the Interests without the express written consent of Buyer.

29.  Operations.  Should Seller presently operate any Interest,  Seller makes no
     -----------
     representation, warranty or covenant that the Buyer will become operator of any or all of the Interests.  Buyer  acknowledges  that  operations will be

                                       30

     governed by the applicable operating agreements or other related agreements affecting the Interests.

30.  Occasional  Sale.  Seller and Buyer  believe that this purchase and sale of
     -----------------
     the Interests constitutes an isolated or occasional sale and is not subject to sales tax;  provided,  however,  if any sales,  transfers,  use taxes or other  similar  taxes are due or should  hereafter  become due by reason of this  transaction,  Buyer  shall  timely pay and solely bear all such taxes
     (including penalty and interest thereon).

31.  Recording Documents. Buyer shall pay all documentary, filing, and recording
     --------------------
     fees  incurred  in  connection   with  the  filing  and  recording  of  the
     instruments of  conveyance.  As soon as  practicable  after Closing,  Buyer shall provide  Seller with recorded  copies of all documents  conveying the
     Interests to Buyer.

32.  Notices. All notices hereunder shall be sufficiently given for all purposes
     --------
     hereunder if in writing and delivered personally,  or to the extent receipt is confirmed by the party charged with notice, sent by documented overnight delivery  service,  by  United  States  Mail,  telecopy,  telefax  or other electronic transmission service to the appropriate address or number as set forth below. Notices to Seller or Buyer shall be addressed to:

     SELLER

     Burlington Resources Oil & Gas Company LP
     5051 Westheimer
     Suite 1400
     Houston, Texas 77056-2124
     Attn:  Manager, Acquisitions and Divestitures
     Fax:   713-624-9601

     BUYER

     Nance Petroleum Corporation
     550 N. 31st Street, Suite 500
     Billings, Montana  59101
     Attn:
     Mr. Ron Santi, Vice President - Land
     Fax: 406-245-9106

                                       31

     With a copy to:

     St. Mary Land & Exploration Company
     1776 Lincoln Street, Suite 700
     Denver, Colorado  80203
     Attn:  Milam Randolph Pharo, Vice President - Land & Legal
     Fax:   303-863-1040

33.  Entire   Agreement.   This  instrument  states  the  entire  agreement  and
     -------------------
     supersedes all prior agreements (except any prior Confidentiality Agreement between the Buyer and Seller)  between the parties  concerning  the subject matter  hereof.  This  Agreement  may be  supplemented,  altered,  amended, modified or revoked by writing only, signed by both parties.

34.  Counterpart.  This  Agreement  may be  executed  by Buyer and Seller in any
     ------------
     number  of  counterparts,  each  of  which  shall  be  deemed  an  original instrument,  but all of which  together  shall  constitute one and the same instrument.

35.  Time of Essence. Time is of the essence in this Agreement.
     ----------------

36.  Announcements.  Seller and Buyer shall consult with each other prior to the
     --------------
     release  of any press  releases  and other  announcements  concerning  this
     Agreement or the  transactions  contemplated  hereby.  Any press release or other  announcements will be at a time and in a form reasonably  acceptable to Seller and Buyer.  Nothing in this Section 36 shall prevent either party from making any announcement or disclosure required of it by any applicable securities law or stock exchange rules; however, the party required to make the announcement or disclosure agrees to use reasonable  efforts to consult with the other party in connection with such announcement or disclosure.

37.  Waiver.  Any  of  the  terms,   provisions,   covenants,   representations,
     -------
     warranties or conditions hereof may be waived only by a written  instrument executed by the party waiving  compliance.  The failure of any party at any time or times to require  performance of any provisions  hereof shall in no manner  affect such party's  right to enforce the same. No waiver of any of

                                       32

     the  provisions  of this  Agreement  shall be deemed or shall  constitute a waiver of any other provisions  hereof (whether or not similar),  nor shall such waiver  constitute  a continuing  waiver  unless  otherwise  expressly provided.

38.  Survival  of  Representations   and  Covenants.   All  representations  and
     -----------------------------------------------
     covenants of the parties to the extent not fully  performed or waived prior to Closing shall survive the Closing other than those contained in Sections
     4, 5, 6, and 13 hereof. Claims for a breach of a representation or covenant covered  by  the  provisions  of  Sections  10  and 11  shall  be  governed exclusively by the provisions of such Sections.

39.  Reliance. Prior to executing and/or closing this Agreement,  Buyer has been
     ---------
     afforded an  opportunity to (i) examine the Interests and such materials as it  has  requested  to be  provided  to it by  Seller,  (ii)  discuss  with representatives  of Seller such  materials  and the nature and operation of the Interests and (iii)  investigate  the condition,  including  subsurface condition,  of the Interests.  In entering into and closing this Agreement,
     Buyer has relied  solely on the express  representations  and  covenants of
     Seller in this Agreement,  its independent  investigation  of, and judgment with  respect  to, the  Interests,  and the  advice of its own legal,  tax, economic, environmental,  engineering, geological and geophysical advisors, and not on any comments or statements of Seller or any  representatives  or agents of, or consultants or advisors engaged by, Seller.

40.  Governing Law. This Agreement and the rights and obligations of the parties
     --------------
     hereto shall be governed,  construed,  and enforced in accordance  with the laws of the State of Texas. The parties agree that any litigation  relating directly  or  indirectly  to this  Agreement  must be  brought  before  and determined by a court of competent jurisdiction within Harris County, State of Texas, except as the laws of any other jurisdiction mandatorily apply.

41.  Legal Fees. The prevailing party in any legal  proceeding  brought under or
     -----------
     to enforce this Agreement shall be  additionally  entitled to recover court costs and reasonable attorneys' fees from the non-prevailing party.

                                       33

42.  Agreement for the Parties'  Benefit Only. This Agreement is not intended to
     -----------------------------------------
     confer upon any person not a party hereto any rights or remedies hereunder, and no person  other than the  parties  hereto is  entitled  to rely on any representation, covenant, or agreement contained herein.

43.  Severability.  If any term or other provision of this Agreement is invalid,
     -------------
     illegal or incapable of being enforced by any rule of law or public policy, all other  conditions and provisions of this Agreement  shall  nevertheless remain in full force and effect so long as the economic or legal  substance of the  transactions  contemplated  hereby is not  affected  in any adverse manner  to any  party.  Upon  such  determination  that  any  term or other provision is invalid,  illegal or incapable of being enforced,  the parties hereto  shall  negotiate  in good faith to modify this  Agreement  so as to effect the  original  intent of the  parties as closely as  possible  in an acceptable manner to the end that the transactions  contemplated hereby are fulfilled to the extent possible.

44.  Binding  Effect;   Assignment.   All  the  terms,  provisions,   covenants,
     ------------------------------
     representations, and conditions of this Agreement shall be binding upon and inure to the benefit of and be  enforceable by the parties hereto and their respective  successors;  provided,  however,  this Agreement or any portion thereof and the rights and obligations hereunder shall not be assignable or delegable by any party  without the express  prior  written  consent of the non-assigning or non-delegating party.

45.  Enforcement.  Should  Buyer or Seller  default in the  performance  of this
     ------------
     Agreement,  the non-defaulting  party shall be entitled to enforce specific performance of this Agreement, or exercise any other right or remedy it may have at law or in equity by reason of such default.

46.  Preservation  of the  Records.  For a period of three  (3) years  after the
     ------------------------------
     Closing Date (unless a written  request is made for a longer  period),  the party in  possession  of the  originals  of the  Records  will  retain such
     Records  and will make such  Records  available  to the  other  party  upon reasonable  notice for inspection and/or copying at the headquarters of the

                                       34

     party in possession  (or at such other location in the United States as the party in  possession  may  designate  in  writing  to the  other  party) at reasonable times and during regular office hours.

47.  Like Kind  Exchange  -  Internal  Revenue  Code  ss.1031.  Buyer  agrees to
     ---------------------------------------------------------
     cooperate with and assist Seller, as reasonably requested, to enable Seller to comply with the provisions of Section 1031 of the Internal  Revenue Code and provisions related thereto.

EXECUTED as of the date first above mentioned.

SELLER
BURLINGTON RESOURCES OIL & GAS COMPANY LP
By: BROG GP Inc., its sole General Partner

By:    /s/ THOMAS B. NUSZ
    -------------------------------------------------
         Thomas B. Nusz
         Vice President

THE LOUISIANA LAND AND EXPLORATION COMPANY

By:    /s/ THOMAS B. NUSZ
    -------------------------------------------------
         Thomas B. Nusz
         Vice President

BUYER
NANCE PETROLEUM CORPORATION

By:    /s/ RONALD B. SANTI
    -------------------------------------------------
         Ronald B. Santi
         Vice President, Land

                                       35